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                                                                   Exhibit 10.55

                            FORM OF LOCK-UP AGREEMENT

                              ANTARES PHARMA, INC.

                                  July 17, 2003

Board of Directors
Antares Pharma, Inc.
707 Eagleview Boulevard
Suite 414
Exton, Pennsylvania 19314

Gentlemen:

         The undersigned intends to enter into a Purchase Agreement (the "Purchase Agreement") with Antares Pharma, Inc. (the "Company") for the purchase of shares of common stock, par value $.01 per share, of the Company, and warrants to purchase the common stock of the Company (such purchased shares of common stock and the shares of common stock issuable upon exercise of the warrants collectively referred to herein as the "Shares"). As a condition to consummating the transactions contemplated by the Purchase Agreement, the Company has requested that the undersigned execute and deliver this letter, and the undersigned desires to execute and deliver this letter.

         In order to induce the Company to consummate the transactions contemplated by the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, from the date hereof and through January 1, 2004 (the "Lock-Up Period"), it shall not offer to sell, contract to sell or otherwise sell, dispose of, loan, pledge or grant any rights with respect to (collectively, a "Disposition") the Shares, notwithstanding the fact that there may be an effective registration statement registering the Shares for resale. The foregoing restriction is expressly agreed to preclude the holder of the Shares from engaging in any hedging or other transaction that is designed to or reasonably expected to lead to or result in a Disposition of the Shares during the Lock-Up Period even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Shares.

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         The undersigned hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Shares held by the undersigned except in compliance with this Lock-Up Agreement.

                                               Very truly yours,


                                               _________________________________
                                               Name:
                                               Title:

                                               Address:



Accepted as of the date
first set forth above:
Antares Pharma, Inc.

By:    /S/ Lawrence M. Christian
   ---------------------------------
      Lawrence M. Christian
      Chief Financial Officer,
      Vice President - Finance

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